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                                                                    Exhibit 10.1



                       AMERICAN INTERNATIONAL GROUP, INC.
                           SPECIAL RSU AWARD AGREEMENT

     This SPECIAL RSU AWARD AGREEMENT (this "Award Agreement") sets forth the terms and conditions of an award (this "Award") of restricted stock units ("RSUs") granted to STEVEN J. BENSINGER under the AMERICAN INTERNATIONAL GROUP, INC. AMENDED AND RESTATED 2002 STOCK INCENTIVE PLAN (the "Plan").

     1. The Plan. This Award is made pursuant to the Plan, the terms of which are incorporated in this Award Agreement. Capitalized terms used in this Award Agreement that are not defined in this Award Agreement, or in the attached Glossary of Terms, have the meanings as used or defined in the Plan.

     2. Award. The number of RSUs subject to this Award is 23,780. Each RSU constitutes an unfunded and unsecured promise of AIG to deliver (or cause to be delivered) to you, subject to the terms of this Award Agreement, one share of Common Stock (the "Share" or the "Shares" as the context requires) (or cash equal to the Fair Market Value thereof) on the Delivery Date as provided herein. Until such delivery, you have only the rights of a general unsecured creditor and no rights as a shareholder, of AIG. THIS AWARD IS SUBJECT TO ALL TERMS, CONDITIONS AND PROVISIONS OF THE PLAN AND THIS AWARD AGREEMENT, INCLUDING, WITHOUT LIMITATION, THE ARBITRATION AND CHOICE OF FORUM PROVISIONS SET FORTH IN PARAGRAPH 15.

     3. Vesting and Delivery.

     (a) Vesting. Except as provided in this Paragraph 3 and in Paragraphs 4 and 6, you shall become vested in the RSUs on January 12, 2010 (the "Vesting Date"). Unless the Committee determines otherwise, and except as provided in Paragraph 6, if your Employment terminates for any reason prior to the Vesting Date, your rights in respect of all of your RSUs shall terminate, and no Shares (or cash) shall be delivered in respect of such RSUs.

     (b) Delivery. Except as provided in this Paragraph 3 and in Paragraphs 4, 6, 8 and 9, and unless your RSUs have previously terminated, the Shares underlying the RSUs shall be delivered on the Vesting Date (the "Delivery Date"). The Company may, at its option, deliver cash in lieu of all or any portion of the Shares otherwise deliverable on the Delivery Date. Such cash payment shall equal the product of the number of Shares to be delivered on the Delivery Date and the Fair Market Value of one Share of Common Stock on the Delivery Date. You shall be deemed the beneficial owner of the Shares at the close of business on the Delivery Date and shall be entitled to any dividend or distribution that has not already been made with respect to such Shares if the record date for such dividend or distribution is after the close of business on the Delivery Date.

     (c) Death. Notwithstanding any other provision of this Award Agreement, if you die prior to the Delivery Date, and provided your rights in respect of your RSUs have not previously terminated, the Shares (or cash in lieu of all or any part thereof) corresponding to your outstanding RSUs shall be delivered to the representative of

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your estate as soon as practicable after the date of death and after such documentation as may be requested by the Committee is provided to the Committee.

     (d) Elective Deferral. Notwithstanding Section 3(b), you may irrevocably elect to defer Delivery Date until the date that is the 6 months after termination of your Employment. If you wish to make this irrevocable election, you must notify AIG in writing within 15 days of the Date of Grant. On your valid election, the references to the term "Delivery Date" for purposes of this Award Agreement shall be deemed to be to the date that is the 6 months after termination of your Employment.

     4. Termination of RSUs and Non-Delivery of Shares.

     (a) Unless the Committee determines otherwise, and except as provided in Paragraphs 3(c) and 6, your rights in respect of your outstanding RSUs shall immediately terminate, and no Shares (or cash) shall be delivered in respect of such unvested RSUs, if at any time prior to the Vesting Date your Employment with the Company terminates for any reason, or you are otherwise no longer actively Employed by the Company. For avoidance of doubt, a non-renewal of your Employment Agreement with AIG, dated as of June 27, 2005, as well as your involuntary or good reason termination with severance under the terms of your Employment Agreement before the Vesting Date shall not cause accelerated vesting of the RSUs unless the Committee determines otherwise.

     (b) Unless the Committee determines otherwise, and except as provided in Paragraph 6, your rights in respect of all of your RSUs (whether or not vested) shall immediately terminate, and no Shares (or cash) shall be delivered in respect of such RSUs, if at any time prior to the Delivery Date:

          (i) you attempt to have any dispute under this Award Agreement or the Plan resolved in any manner that is not provided for by Paragraph 15;

          (ii) any event that constitutes Cause has occurred;

          (iii) you have violated any of the covenants set forth in Annex A to this Award Agreement;

          (iv) AIG is required to prepare an accounting restatement due to material noncompliance of AIG, as result of your misconduct (as determined by the Committee), with any financial reporting requirement under the securities laws; or

          (v) you fail to certify to AIG, in accordance with procedures established by the Committee, with respect to the Delivery Date that you have complied, or the Committee determines that you have failed as of the Delivery Date to comply, with all of the terms and conditions of this Award Agreement. By accepting the delivery of Shares (or cash) under this Award Agreement, you shall be deemed to have represented and certified at such time that you have complied with all the terms and conditions of this Award Agreement.


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     (c) Unless the Committee determines otherwise, if the Delivery Date in respect of any of your outstanding RSUs occurs, and Shares (or cash) with respect to such outstanding RSUs would be deliverable under the terms and conditions of this Award Agreement, except that you have not complied with the conditions or your obligations under Paragraph 4(b)(v), all of your rights with respect to your outstanding RSUs shall terminate no later than the Delivery Date for such Shares.

     5. Repayment. If, within three years following the delivery of Shares (or cash), the Committee determines that all terms and conditions of this Award Agreement in respect of such delivery were not satisfied, the Company shall be entitled to receive, and you shall be obligated to pay the Company immediately upon demand therefor, the Fair Market Value of the Shares (determined as of the Delivery Date) and the amount of cash (to the extent that cash was delivered in lieu of Shares) delivered with respect to the Delivery Date, without reduction for any Shares (or cash) applied to satisfy withholding tax or other obligations in respect of such Shares (or cash). For the avoidance of doubt, nothing in this Paragraph 5 is intended to limit, and this Award Agreement and any Shares (or cash delivered in lieu of Shares) are subject to, any rights of the Company under Section 304 of the Sarbanes-Oxley Act of 2002.

     6. Disability. Notwithstanding any other provision of this Award Agreement, if your Employment with the Company is terminated by reason of Disability, and provided your rights in respect of your RSUs have not previously terminated, the Shares (or cash in lieu of all or any part thereof) corresponding to your outstanding RSUs shall be delivered to you as soon as practicable after the date of Disability and after such documentation as may be requested by the Committee is provided to the Committee.

     7. Non-transferability. Except as otherwise may be provided by the Committee, the limitations set forth in Section 3.4 of the Plan shall apply. Any assignment in violation of the provisions of this Paragraph 7 shall be null and void.

     8. Withholding, Consents and Legends.

     (a) The delivery of Shares is conditioned on your satisfaction of any applicable withholding taxes (in accordance with Section 3.2 of the Plan).

     (b) Your rights in respect of your RSUs are conditioned on the receipt to the full satisfaction of the Committee of any required consents (as defined in Section 3.3 of the Plan) that the Committee may determine to be necessary or advisable (including, without limitation, your consenting to deductions from your wages, or another arrangement satisfactory to the Committee, to reimburse the Company for advances made on your behalf to satisfy withholding and other tax obligations in connection with this Award).

     (c) AIG may affix to Certificates representing Shares issued pursuant to this Award Agreement any legend that the Committee determines to be necessary or advisable (including to reflect any restrictions to which you may be subject under a separate agreement with AIG). AIG may advise the transfer agent to place a stop transfer order against any legended Shares.


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     9. Right of Offset. The Company shall have the right to offset against the obligation to deliver Shares (or cash) under this Award Agreement any outstanding amounts (including, without limitation, travel and entertainment or advance account balances, loans, or amounts repayable to the Company pursuant to tax equalization, housing, automobile or other employee programs) you then owe to the Company and any amounts the Committee otherwise deems appropriate.

     10. No Rights to Continued Employment. Nothing in this Award Agreement or the Plan shall be construed as giving you any right to continued Employment by the Company or affect any right that the Company may have to terminate or alter the terms and conditions of your Employment.

     11. Successors and Assigns of AIG. The terms and conditions of this Award Agreement shall be binding upon, and shall inure to the benefit of, AIG and its successor entities (as defined in Section 3.6 of the Plan.)

     12. Committee Discretion. The Committee shall have full discretion with respect to any actions to be taken or determinations to be made in connection with this Award Agreement, and its determinations shall be final, binding and conclusive.

     13. Amendment. The Committee reserves the right at any time to amend the terms and conditions set forth in this Award Agreement, and the Board may amend the Plan in any respect; provided, that, notwithstanding the foregoing and Sections 1.3.1(i), 1.3.1(ii) and 3.1 of the Plan, no such amendment shall materially adversely affect your rights and obligations under this Award Agreement without your consent. Any amendment of this Award Agreement shall be in writing signed by an authorized member of the Committee or a person or persons designated by the Committee.

     14. Adjustment. In the event of a recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation, rights offering, separation, reorganization or liquidation, or any other change in the corporate structure or the Shares, subsequent to the date of the Date of Grant, the Committee or the Board shall make such equitable adjustments, designed to protect dilution or enlargement of rights, as it may deem appropriate, in the number and kind of Shares covered by the RSUs subject to this Award Agreement.

     15. Arbitration; Choice of Forum.

     (a) Any dispute, controversy or claim between the Company and you, arising out of or relating to or concerning the Plan or this Award Agreement, shall be finally settled by arbitration in New York City before, and in accordance with the rules then obtaining of, the New York Stock Exchange, Inc. (the "NYSE") or, if the NYSE declines to arbitrate the matter (or if the matter otherwise is not arbitrable by it), the American Arbitration Association (the "AAA") in accordance with the commercial arbitration rules of the AAA. Prior to arbitration, all claims maintained by you must first be submitted to the Committee in accordance with claims procedures determined by the Committee. This Paragraph is subject to the provisions of Paragraphs 15(b) and (c) below.


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     (b) THE COMPANY AND YOU HEREBY IRREVOCABLY SUBMIT TO THE EXCLUSIVE
JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN THE CITY OF NEW YORK OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO OR CONCERNING THE PLAN OR THIS AWARD AGREEMENT THAT IS NOT OTHERWISE ARBITRATED OR RESOLVED ACCORDING TO PARAGRAPH 14(a) OF THIS AWARD AGREEMENT. This includes any suit, action or proceeding to compel arbitration or to enforce an arbitration award. The Company and you acknowledge that the forum designated by this Paragraph 15(b) has a reasonable relation to the Plan, this Award Agreement, and to your relationship with the Company. Notwithstanding the foregoing, nothing herein shall preclude the Company from bringing any action or proceeding in any other court for the purpose of enforcing the provisions of this Paragraph 15.

     (c) The agreement by you and the Company as to forum is independent of the law that may be applied in the action, and you and the Company agree to such forum even if the forum may under applicable law choose to apply non-forum law. You and the Company hereby waive, to the fullest extent permitted by applicable law, any objection which you or the Company now or hereafter may have to personal jurisdiction or to the laying of venue of any such suit, action or proceeding in any court referred to in Paragraph 15(b). You and the Company undertake not to commence any action, suit or proceeding arising out of or relating to or concerning this Award Agreement in any forum other than a forum described in this Paragraph 15. You and (subject to the last sentence of Paragraph 15(a)) the Company agree that, to the fullest extent permitted by applicable law, a final and non-appealable judgment in any such suit, action or proceeding in any such court shall be conclusive and binding upon you and the Company.

     (d) You irrevocably appoint the Secretary of AIG as your agent for service of process in connection with any action, suit or proceeding arising out of or relating to or concerning this Award Agreement which is not arbitrated pursuant to the provisions of Paragraph 15(a), who shall promptly advise you of any such service of process.

     (e) You hereby agree to keep confidential the existence of, and any information concerning, a dispute described in this Paragraph 15, except that you may disclose information concerning such dispute to the arbitrator or court that is considering such dispute or to your legal counsel (provided that such counsel agrees not to disclose any such information other than as necessary to the prosecution or defense of the dispute).

     (f) You recognize and agree that prior to the grant of this Award you have no right to any benefits hereunder. Accordingly, in consideration of the receipt of this Award, you expressly waive any right to contest the amount of this Award, terms of this Award Agreement, any determination, action or omission hereunder or under the Plan by the Committee, AIG or the Board, or any amendment to the Plan or this Award Agreement (other than an amendment to which your consent is expressly required by Paragraph 13) and you expressly waive any claim related in any way to the Award including any claim based on any promissory estoppel or other theory in connection with this Award and your Employment with the Company.


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     16. Governing Law. THIS AWARD SHALL BE GOVERNED BY AND CONSTRUED IN
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

     17. Headings. The headings in this Award Agreement are for the purpose of convenience only and are not intended to define or limit the construction of the provisions hereof.

     18. Acceptance of Terms. This Award Agreement will become null and void, your rights in respect of all of your RSUs shall terminate, and no Shares (or cash) shall be delivered in respect of such RSUs unless you accept and agree to the terms of this Award Agreement in accordance with the letter agreement to which this Award Agreement is attached within 3 days of the Date of Grant.

     IN WITNESS WHEREOF, AMERICAN INTERNATIONAL GROUP, INC. has caused this Award Agreement to be duly executed and delivered as of the Date of Grant.

                                        AMERICAN INTERNATIONAL GROUP, INC.


                                        By:     /s/ Martin J. Sullivan
                                            ------------------------------------
                                        Name:  Martin J. Sullivan
                                              ----------------------------------
                                        Title: President and Chief Executive
                                               ---------------------------------
                                               Officer
                                               ---------------------------------

Date of Grant: January 6, 2006
               (subject to Section 18)


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                                GLOSSARY OF TERMS

     Solely for purposes of this award of RSUs, the following terms shall have the meanings set forth below. Capitalized terms not defined in this Glossary of Terms shall have the meanings as used or defined in the applicable Award Agreement or the Plan.

     "Cause" means your willful and continued failure to perform substantially your duties with the Company (other than any such failure resulting from your incapacity due to physical or mental illness) for a period of 10 days after a written demand for substantial performance is delivered to you by the Board, which specifically identifies the manner in which the Board believes that you have not substantially performed your duties, (ii) your willful malfeasance or willful misconduct that results in substantial damage to the Company, (iii) your willful and material violation of a material provision of the Company's Code of Conduct or the Director, Executive Officer and Senior Financial Officer Code of Business Conduct and Ethics, as such codes of conduct may be in effect from time to time, or other policies regarding behavior of employees or (iv) conviction of, or entry of a plea of guilty or no contest by you with respect to, a felony or any lesser crime of which fraud or dishonesty is a material element. For purposes of this definition, no act or failure to act on your part shall be considered "willful" unless it is done, or omitted to be done, by you in bad faith or without reasonable belief that your action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of the Board or the Chief Executive Officer of the Company or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by you in good faith and in the best interests of the Company. The Committee shall have the authority in its sole discretion to waive the consequences under the Plan or any Award Agreement of the existence or occurrence of any of the events, acts or omissions constituting "Cause."

     "Competitive Business" means any person or entity (including any joint venture, partnership, firm, corporation or limited liability company) that engages in or proposes to engage in the following activities in any geographical area in which the Company does business: (i) the property and casualty insurance business, including commercial insurance, business insurance, personal insurance and specialty insurance; (ii) the life and accident and health insurance business; (iii) the underwriting, reinsurance, marketing or sale of (but not brokerage of) (A) any form of insurance of any kind that the Company as of such date does, or proposes to, underwrite, reinsure, market or sell (any such form of insurance, a "Company Insurance Product"), or (B) any other form of insurance that is marketed or sold in competition with any Company Insurance Product; (iv) retirement services and mutual funds services; or (v) any other business that as of such date is a direct and material competitor of one of the Company's principal businesses.

     "Disability" means "permanent disability" as defined in the American International Group, Inc. Group Long - Term Insurance Policy as in effect on the Date of Grant.


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                                                                         ANNEX A

                              RESTRICTIVE COVENANTS

     Pursuant to Section 4(b) of the Award Agreement, you agree that your rights in respect of all of your RSUs (whether or not vested) shall immediately terminate, and no Shares (or cash) shall be delivered in respect of such RSUs, if at any time prior to the Delivery Date:

          (A) You directly or indirectly, (i) engage in any Competitive Business for your own account, (ii) enter the employ of, or render any services to, any person engaged in any Competitive Business, (iii) acquire a financial interest in, or otherwise become actively involved with, any person engaged in any Competitive Business, directly or indirectly, as an individual, partner, shareholder, officer, director, principal, agent, trustee or consultant, or (iv) interfere with business relationships (whether formed before or after March 14, 2005) between the Company and customers or suppliers of, or consultants to, the Company; provided that you may (a) directly or indirectly, own, solely as an investment, securities of any person engaged in the business of the Company which are publicly traded on a national or regional stock exchange or on the over-the-counter market if you (x) are not a controlling person of, or a member of a group which controls, such person and (y) do not, directly or indirectly, own one percent (1%) or more of any class of securities of such person, and (b) following termination of your employment, be employed by or provide services to, any private equity firm or hedge fund, so long as you have no participation whatsoever in any fund invested in any business described in clauses (i)- (iii) of the definition of Competitive Business;

          (B) (i) You, directly or indirectly, without the Company's written consent, solicit or encourage to cease to work with the Company any person who holds a position that is designated as a "senior partner" or "partner" for purposes of eligibility to participate in any deferred compensation profit participation program of the Company (or any similar designation in any successor or substitute plan or program (each, a "DCPPP Senior Partner" or "Partner"), any employee holding the title of Vice President or higher of the Company or any business unit of the Company, or any employee designated by the Company as a "core employee" or a similar designation (a "Key Employee") or any consultant whose primary business activity consists of providing services to the Company ("Key Consultant") or who was a Key Employee of or Key Consultant then under contract with the Company within the six (6) month period preceding such activity or (ii) you, without the Company's written consent, directly or indirectly hire any person who is or who was, within the six (6) month period preceding such activity, a DCPPP Senior Partner or Partner;

          (C) You issue, circulate, publish or utter any false or disparaging statements, remarks or rumors about the Company or the officers, directors or managers of the Company other than to the extent reasonably necessary in order to (i) assert a bona fide claim against the Company arising out of your Employment, or (ii) respond in a truthful and appropriate manner to any legal


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     process or give truthful and appropriate testimony in a legal or regulatory proceeding; or

          (D) You, without the prior written consent of the Company, use, divulge, disclose or make accessible to any other person, firm, partnership, corporation or other entity, any "Confidential Information" (as defined below) except while employed by the Company, in furtherance of the business of and for the benefit of the Company, or any "Personal Information" (as defined below); provided that you may disclose such information when required to do so by a court of competent jurisdiction, by any governmental agency having supervisory authority over the business of the Company and/or its affiliates, as the case may be, or by any administrative body or legislative body (including a committee thereof) with jurisdiction to order you to divulge, disclose or make accessible such information; provided, further, that in the event that you are ordered by a court or other government agency to disclose any Confidential Information or Personal Information, you shall (i) promptly notify the Company of such order, (ii) at the written request of the Company, diligently contest such order at the sole expense of the Company as expenses occur, and (iii) at the written request of the Company, seek to obtain, at the sole expense of the Company, such confidential treatment as may be available under applicable laws for any information disclosed under such order. For purposes of this Section (D), (i) "Confidential Information" shall mean non public information concerning the financial data, strategic business plans, product development (or other proprietary product data), customer lists, marketing plans and other non public, proprietary and confidential information relating to the business of the Company or its affiliates or customers, that, in any case, is not otherwise available to the public (other than by your breach of the terms hereof) and (ii) "Personal Information" shall mean any information concerning the personal, social or business activities of the officers or directors of the Company.

For purposes of this Sections (A) and (B) of this Annex, the Company shall be construed to include the Company and its controlled affiliates.


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